UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2024

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Conejo Spectrum Street Suite 200
Thousand Oaks, California		91320
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 12, 2024, Atara Biotherapeutics, Inc. (the “Company”) announced certain financial results for the second quarter ended June 30, 2024. A copy of the Company’s press release, titled “Atara Biotherapeutics Announces Second Quarter 2024 Financial Results, Operational Progress and Leadership Update” is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 2.02 and in the press release included as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 10, 2024, Pascal Touchon notified the Board of Directors (the “Board”) of the Company of his decision to step down as the Company’s President and Chief Executive Officer, effective as of September 9, 2024 (the “Separation Date”). During the period prior to the Separation Date, Dr. Touchon will remain as President and Chief Executive Officer and a member of the Board. Effective as of the Separation Date, Dr. Touchon will be appointed as Chairman of the Board and will remain a member of the Board.

(e) In connection with tendering his notice of resignation, Dr. Touchon and the Company entered into a transition, separation and consulting agreement, dated August 12, 2024 (the “Transition Agreement”), pursuant to which Dr. Touchon will continue to serve as President and Chief Executive Officer of the Company until the Separation Date. Pursuant to the Transition Agreement, if Dr. Touchon remains with the Company in good standing through and including the Separation Date, he is entitled to receive the following compensation and benefits, subject to the Company’s receipt of an effective release and waiver of claims from Dr. Touchon: (i) a pro-rated portion of his 2024 target cash bonus amount based on the number of days of his employment during the 2024 calendar year; (ii) retainment of Dr. Touchon by the Company for consulting services to the Company, for a period of 12 months to begin on the Separation Date, which the Board may elect to extend an additional six months, with consulting fees of $23,000 per month; (iii) acceleration of certain equity awards upon a change in control of the Company; and (iv) insurance coverage under COBRA for a period of 12 months.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

(c) On August 10, 2024, the Board appointed AnhCo Nguyen, Ph.D. as the Company’s President and Chief Executive Officer and a member of the Board, effective September 9, 2024 (the “Start Date”).

Dr. Nguyen, age 51, has served as the Company’s Executive Vice President, Chief Scientific and Technical Officer since May 2023. Dr. Nguyen joined the Company in May 2021 as Senior Vice President, Chief Scientific Officer. Prior to joining the Company in May 2021, Dr. Nguyen held roles of increasing responsibility in research and development at Fate Therapeutics, Inc., most recently as its Vice President, Research and Development Innovation. Previously, from April 2018 to November 2019, Dr. Nguyen served as Senior Director, Oncology R&D at Pfizer. Dr. Nguyen received his undergraduate degree in biology from Harvard College and a Ph.D. in Immunology from Washington University in St. Louis. He was a Postdoctoral Associate at the Center for Cancer Research at the Massachusetts Institute of Technology.

Dr. Nguyen and the Company have entered into an Executive Employment Agreement, dated August 12, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Nguyen will receive a base salary at an initial annual rate of $650,000 and will have a bonus target equal to 60% of his base salary, to be paid upon the Company’s and Dr. Nguyen’s achievement of certain milestones to be determined on an annual basis by the Board. For the 2024 calendar year, Dr. Nguyen’s bonus will be prorated based on his Start Date and, as such, Dr. Nguyen will be eligible for a prorated bonus equal to 45% of his prior base salary of $550,000 from January 1, 2024 through the Start Date and 60% of his based salary of $650,000 from the Start Date through December 31, 2024. In addition, Dr. Nguyen will receive a restricted stock unit award of 45,000 shares of the Company’s common stock. The foregoing description of Dr. Nguyen’s compensation arrangements is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Dr. Nguyen has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of Atara. Dr. Nguyen is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition, Separation and Consulting Agreement, dated August 12, 2024, by and between Pascal Touchon and Atara Biotherapeutics, Inc.

10.2	Executive Employment Agreement, dated August 12, 2024, by and between AnhCo Nguyen and Atara Biotherapeutics, Inc.

99.1	Press Release, dated August 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date:	August 12, 2024	By:	/s/ Eric Hyllengren
Eric Hyllengren Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)